Main 8-K

EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

My Edgar, Inc.

Cary, North Carolina

We have audited the accompanying balance sheet of My EDGAR, Inc. as of December 31, 2006, and the statements of operations, stockholders’ deficit and cash flows from Inception (February 10, 2006) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of My EDGAR, Inc. as of December 31, 2006, and the results of its operations and cash flows from Inception (February 10, 2006) to December 31, 2006 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, current liabilities exceed current assets, and cash flows from operations are negative, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

Henderson, NV

October 19, 2007

My EDGAR, INC. Balance Sheet as of December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$8,401
Accounts receivable	5,189
Security deposits	1,687
Total current assets	15,277
Property & equipment, net	3,009
Intangible asset	40,000
Total Assets	$58,286
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$2,359
Accrued expenses	145,052
Deferred revenue	4,430
Due to - related party	1,978
Notes payable - convertible	110,000
Total current liabilities	263,819
Total liabilities	263,819
Stockholders' deficit:
Common stock, $0.001 par value, 100,000,000 shares
authorized, 1,677,000 shares issued and outstanding	1,677
Additional paid-in capital	55,323
Accumulated deficit	(262,533)
Total stockholders' deficit	(205,533)
Total Liabilities and Stockholders' Deficit	$58,286

See the accompanying notes to financial statements.

My EDGAR, INC. Statement of Operations From Inception ( February 10, 2006 ) to December 31, 2006

Revenues	$48,875
Cost of services	1,175
Gross profit	47,700
Operating costs and expenses:
General and administrative	101,570
Payroll Expenses	202,483
Depreciation	1,003
Total operating costs and expenses	305,056
Net operating loss	(257,356)
Other (expense):
Interest expense	(5,177)
Total other (expense)	(5,177)
Net loss	$(262,533)
Loss per share - basic	$(0.19)
Weighted average number of common
shares outstanding - basic	1,387,148

See the accompanying notes to financial statements.

MY EDGAR, INC Statement of Stockholders' Deficit From Inception ( February 10, 2006 ) to December 31, 2006

	Common Stock		Additional		Total
	Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholder Deficit
Balance at beginning of Period February 10, 2006	--	$--	$--	$--	$--
Issuance of common stock for cash at $0.00125	1,600,000	1,600	400		2,000
Issuance of common stock for services at $0.20	25,000	25	4,975		5,000
Issuance of common stock for purchase of assets at $1.25	32,000	32	39,968		40,000
Issuance of common stock for cash at $0.50	20,000	20	9,980		10,000
Net income (loss)				(262,533)	(262,533)
December 31, 2006	1,677,000	$1,677	$55,323	$(262,533)	$(205,533)

See the accompanying notes to financial statements.

My EDGAR, INC. Statement of Cash Flow From Inception ( February 10, 2006 ) to December 31, 2006

Cash flows from operating activities
Net loss	$(262,533)
Adjustments to reconcile net loss
to net cash used by operating activities:
Depreciation	1,003
Stock based compensation	5,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(5,189)
Decrease (increase) in security deposits	(1,687)
Increase (decrease) in accounts payable	2,359
Increase (decrease) in accrued expenses	145,052
Increase (decrease) in deferred revenue	4,430
Net cash used in operating activities	(111,565)
Cash flows from investing activities
Purchase of fixed assets	(4,012)
Net cash used in investing activities	(4,012)
Cash flows from financing activities
Proceeds from related party	24,478
Proceeds from notes payable - convertible	110,000
Proceeds from issuance of common stock	12,000
Payments to related party	(22,500)
Net cash provided by financing activities	123,978
Net change in cash	$8,401
Cash - February 10, 2006	--
Cash - ending of year	$8,401
Supplemental schedule of non cash investing & financing activities:
Common stock issued for domain name	$40,000

See the accompanying notes to financial statements.

My EDGAR, INC.

Notes to Financial Statements

NOTE 1.

FORMATION AND DESCRIPTION OF THE COMPANY

Description of Business

My EDGAR, Inc., (the “Company”) was incorporated in the state of Florida on February 10, 2006. The Company was formed for the purpose of developing, marketing and delivering financial reporting tools and services for public companies (“Financial Reporting”). The Company’s customers are all public entities referred to as Issuers, located in North America.

Financial Reporting includes typical filings required by the Securities and Exchange Commission that include registration statements, prospectuses, proxy materials, annual and quarterly statements as well as transitional reporting required under Securities and Exchange Commission 33 and 34 Act reporting requirements.

The Company operates several brands “doing business as” - trade names in order to market its brands. These brands include My EDGAR, Edgar Service Bureau and Edgar16.

The Company’s Service Bureau is one of the largest Edgar focused operations center in the United States. By incorporating a blend of proprietary technologies and third party tools, the Company is afforded the ability to deliver its solutions at a competitive rate with faster turn around compared to the industry.

Going Concern

The Company has incurred losses since inception and has a working capital deficit of approximately $248,540 and a accumulated deficit of approximately $262,530 at December 31, 2006, which raises substantial doubt about its ability to continue as a going concern. The Company has funded its operations and marketing efforts since inception through the issuance of debt and equity securities. In order to continue execution of the business plan, increase marketing efforts and achieve profitable operations, management anticipates a need for additional financing. Management’s plans for funding future operations primarily include the sale of debt and equity securities. The Company’s failure to raise additional funds under its plan would unfavorably impact its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, including the Company’s inability to realize the carrying value of assets.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Revenue Recognition

The Company recognizes revenue when services are rendered or delivered to customers either at time of delivery or completion, where collectibility is probable. The Company’s fees are fixed.

Concentrations

The Company derives its revenues from a diverse client base, therefore no one customer accounted for 10% or greater of the revenues for the period ended December 31, 2006.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. Accounts receivable are generally due within 30 days and no collateral is required.

My EDGAR, INC.

Notes to Financial Statements

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to most customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of December 31, 2006, an allowance for doubtful accounts is not necessary.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its accounts receivable, accounts payable, accrued expenses, deferred revenue and notes payable that are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to their short-term nature.

Earnings (loss) per Common Share (“EPS”)

The Company complies with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share. Basic EPS excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. For the period presented, the Company sustained losses, which would make use of equivalent shares anti – dilutive and as such, the calculation has not been included.

Income Taxes

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.

Impairment of Long-Lived Assets:

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets, such as property and equipment and intangible assets are not subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of asset groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

My EDGAR, INC.

Notes to Financial Statements

The Company acquired the domain name www.myedgar.com at fair value through the purchase agreement on February 14, 2006. As of December 31, 2006, the value of domain name was not subject to impairment.

Advertising and Marketing Costs:

The Company expenses advertising and marketing costs as incurred. Advertising and marketing costs from Inception ( February 10, 2006 ) to December 31, 2006 were $6,096.

Recently Issued Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections” - a Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS No. 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments,” which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” which amends SFAS No. 140. SFAS No. 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as, to simplify efforts to obtain hedge-like accounting. SFAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute or fair value.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements" ("SFAS 157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for fiscal years beginning after November 15, 2007 (January 1, 2008 for the Company).

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109 (“FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN 48, the benefit of a tax position may be recognized only if it is more likely than not that the tax position will be sustained, based on the technical merits of the position, by a taxing authority having full knowledge of all relevant information. We do not expect FIN 48 to have a material impact on our financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”) which permits entities to choose to measure eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings at each subsequent reporting date.

The above pronouncements are not currently expected to have a material effect on our financial statements.

My EDGAR, INC.

Notes to Financial Statements

NOTE 3.

PROPERTY AND EQUIPMENT

December 31, 2006

Office equipment	$2,312
Furniture	1,700
Total cost	4,012
Less accumulated depreciation	1,003
Property and equipment, net	$3,009

Property and equipment consisting of office equipment and furniture are recorded at cost and are depreciated using the straight line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized. When any property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. A summary of the estimated useful lives is as follows:

Description	Useful life
Office Equipment	3 years
Furniture	3 years

 NOTE 4.

NOTES PAYABLE

As of December 31, 2006, the Company’s notes payable consist of the following:

The Company issued two convertible notes payable for the value of $100,000 and $10,000. The notes bear interest rate at 10% and have conversion price of $0.40 and $0.50 respectively. (See Note – 9 Subsequent Events)  The Company assessed the notes for a potential beneficial conversion feature. Using the intrinsic value method, the Company determined that the notes do not have a beneficial conversion feature.

NOTE 5.

STOCKHOLDERS’ DEFICIT

Common Stock

The Company has 100,000,000 shares of common stock authorized at a par value of $0.001 per share, as of December 31, 2006.

In April 2006, the Company issued 1,600,000 shares to the founder members of the Company for the initial capital contribution of $2,000.

In April 2006, the Company issued 32,000 shares to a private party for the purchase of the Company’s domain name (www.myedgar.com) valued at $40,000.

In April 2006, the Company issued 25,000 shares to a private party for the legal services provided to the Company during 2006, valued at $5,000.

In April 2006, the Company issued 20,000 shares to a private party for cash consideration of $10,000.

NOTE 6.

INCOME TAXES

At December 31, 2006, the Company had a federal operating loss carryforward of approximately $257,530, which starts to expire in 2026.

My EDGAR, INC.

Notes to Financial Statements

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2006:

2006
Deferred tax assets:
Net operating loss carryforward	$90,137
Total deferred tax assets	90,137
Less: Valuation Allowance	(90,137)
Net Deferred Tax Assets	$--

The valuation allowance for deferred tax assets as of December 31, 2006 was $90,137.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2006, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the years ended December 31, 2006 is as follows:

2006

Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%

Effective tax rate	0.0%

NOTE 7.

COMMITMENTS AND CONTINGENCIES

Lease Agreement - In March 2006, the Company entered into a one year term lease and maintains its operations center and corporate headquarters in Cary, NC. Under the terms of the agreement, rent is to be paid at the monthly rate of $1,375.

For the period ended December 31, 2006, the Company paid $12,685 in rental expenses.

NOTE 8.

RELATED PARTY

Additionally, the Company received advances from the following related parties:

Brian Balbirnie, CEO	$4,502
Two companies owned
by the founder members	$19,976

In the absence of a repayment agreement, the amounts have been determined to be due on demand. Further, Company management has imputed interest at the rate of 8% per annum. As of December 31, 2006, the balances due to Brian Balbirnie, CEO and the two companies owned by the founder members are $502 and $1,476 respectively.

NOTE 9.

SUBSEQUENT EVENTS

In January 2007, the Company issued 2,400,000 shares of common stock for payment of payroll accrued in 2006.

In January 2007, the Company issued 100,000 shares of common stock for payment of payroll accrued in 2007.

My EDGAR, INC.

Notes to Financial Statements

In January 2007, the Company issued 10,000 shares of common stock for legal services accrued in 2006.

In March 2007, the Company entered into an agreement of purchase and sale with Edgarization LLC, a New Jersey Limited Liability Company. As per the agreement, the Company shall purchase substantially all assets of the business (other than the Excluded Assets). In consideration of the acquired assets and in full payment therefore, the Company shall deliver to the seller the full purchase price of $130,000 as follows:

The initial payment of $10,000 will be due on closing with the second payment of $20,000 to follow on March 31, 2007. The remaining balance will be paid in the form of a note payable equal to $100,000 payable over 18 months beginning April 1, 2007. The note shall bear interest of 6% and matures October 31, 2008.

In April 2007, the Company issued 25,000 shares of common stock for payment of payroll and contractor services accrued in 2006.

In May 2007, the Company issued 204,000 shares of common stock for cash consideration of $102,000.

In May 2007, the Company signed a 3 year lease for 5,000 Sq Ft located at 201 Shannon Oaks Circle Suite 105 Cary, NC 27511, to handle the expansion and operations of its Edgar Service Bureau at a monthly lease payment of $6242 annualizing to $49,933, beginning on October 2007.

In June 2007, the Company issued 106,000 shares of common stock for cash consideration of $53,000.

In July 2007, the Company issued 20,000 shares of common stock for cash consideration of $10,000.

In July 2007, the Company issued 363,646 shares of common stock to the two holders of convertible notes in consideration of the principal amount of the note and all accrued interest estimated at $147,696.

In July 2007, the Company entered into an Agreement and Plan of Merger to purchase Bassett Press, Inc, a Florida corporation, to advance the long term strategic business interests of the Company and Bassett Press, Inc. As per the terms and conditions in the agreement, the issued and outstanding shares of common stock (par value $1.00)  before the effective date of merger will be converted into the right to receive shares of common stock ($0.001 par value) of My Edgar, Inc. common stock. The Company issued 100,000 shares of common stock under the merger agreement with Bassett Press Inc.

In August 2007, the Company issued 180,000 shares of common stock for cash consideration of $90,000.

In September 2007, the Company entered into a letter of intent (“LOI”) with Docucon Incorporated (“DCCN”) a Delaware corporation publicly trading on the Pink Sheets market. As per the terms and conditions of the agreement Docucon Incorporated will purchase through a wholly owned subsidiary, 100% of the issued and outstanding shares of My Edgar, Inc., (“MEI”) through a merger transaction. As per the terms and conditions of the agreement DCCN will exchange 100% of the common stock of My Edgar for 97% of the total issued and outstanding shares of DCCN.